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                                                                   EXHIBIT 10.18


                       AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT, effective as of the 26th day of June, 1997, by and between HUGOTON ENERGY CORPORATION, a Kansas corporation (hereinafter referred to as the "Company") and FLOYD C. WILSON (hereinafter referred to as "Employee").

         WITNESSETH:

         WHEREAS, the Company and Employee have entered into and executed an Employment Agreement, dated September 7, 1995 (the "Agreement").

         WHEREAS, the Board of Directors of the Company has unanimously voted to amend the Agreement and Employee has agreed to the amendments proposed by the Board of Directors.

         WHEREAS, the parties desire, at this time, to amend and modify said Agreement in the manner herein specified.

         NOW THEREFORE, in consideration of the premises herein contained, the parties do hereby agree that said Agreement shall be modified and amended as follows:

         1. Paragraph 8 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                 8. Termination By the Company Without Cause or Termination By Employee for Good Reason.

                 (a) The Company may terminate Employee's employment under this Agreement without Cause. The termination shall be evidenced by written notice thereof to the Employee and shall specify that the termination was without Cause.

                 (b) If Employee's employment with the Company is terminated without Cause or if Employee terminates his employment for Good Reason during any period in which Employee is employed by the Company, Employee shall be entitled to receive, within ten (10) days of such termination, an amount equal to five (5) times his annual compensation as initially set forth in paragraph 3(a) herein, and as may be amended by the Board from time to time. Notwithstanding the foregoing, if the payment referred to above is not made within ten (10) days of Employee's termination, all unpaid amounts shall bear interest at a rate equal to the New York Prime (as published in the Wall Street Journal) on the date of such termination.


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         2.      The following additional Paragraph 17 shall be added:

                 17.      Termination By Employee for Good Reason.

                 (a) If a Change of Control (as defined hereafter) in the Company has occurred, Employee may terminate his employment during the Employment Period for Good Reason (defined hereafter) upon thirty (30) days' notice to the Company. Such notice period may begin prior to the date of the Change of Control if an agreement is in place that would have the effect of causing a Change of Control. For purposes of this Agreement, the term "Good Reason" shall mean the occurrence, without Employee's express written consent, of any one or more of the following events:

                 (i) A change in Employee's duties or a change in the title or offices held by Employee.

                 (ii) A reduction in Employee's compensation or the failure by the Company to continue to provide prompt payment (or reimbursement to Employee) of all reasonable expenses incurred by Employee in connection with Employee's professional and business activities.

                 (iii) A failure by the Company to waive any and all restrictions that might exist on the exercise of any stock options held by Employee under the Company's stock option plans as of the date of a Change of Control.

                 (iv) The failure of the Company to obtain the assumption of this Agreement, without limitation or reduction, by any successor to the Company.

         In addition to the above, Good Reason shall be deemed to exist if a Change of Control in the Company has occurred and Employee agrees to stay employed by the Company for a reasonable transition period after the Change of Control, not to exceed three (3) months.

                 (b) Change of Control. A "Change of Control" shall have occurred if:

                 (i) fifty percent (50%) or more of the outstanding common stock of the Company has been acquired by any person or persons (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Act")), provided such person(s) is not a current stockholder(s) of the Company currently holding ten percent (10%) or more of the outstanding common stock of the Company. For purposes of this





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                 paragraph 7, such person shall include affiliated persons (as defined in the Act);

                 (ii) there has been a merger or equivalent combination involving the Company after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons other than those persons who were stockholders holding ten percent (10%) or more of the outstanding stock of the Company immediately prior to the date of such merger or equivalent combination; or

                 (iii) there has been a merger or equivalent combination or stock sale involving the Company and after such transaction fifty percent (50%) or more of the members of the Board elected by stockholders are persons who were not directors immediately prior to such transaction.

         3. The parties hereto ratify and confirm all other provisions of the Employment Agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

"COMPANY"                               "EMPLOYEE"

HUGOTON ENERGY CORPORATION              /s/ FLOYD C. WILSON
                                        ---------------------------------
                                        Floyd C. Wilson
By: /s/ W. MARK WOMBLE
    -----------------------------
Name: W. Mark Womble
      ---------------------------
Title: Executive Vice President
       --------------------------

ATTEST:

/s/ ILLEGIBLE
---------------------------------





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